Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Third Quarter 2023 Net Income Available to Common Equity of $80 Million, or $0.53 per Common Share

Results driven by balance sheet growth and continued progress against the Company's strategic initiatives
GREEN BAY, Wis. -- October 19, 2023 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $80 million, or $0.53 per common share, for the quarter ended September 30, 2023. These amounts compare to earnings of $84 million, or $0.56 per common share, for the quarter ended June 30, 2023 and earnings of $93 million, or $0.62 per common share, for the quarter ended September 30, 2022.
"We continued to see steady improvements in customer acquisition, retention and satisfaction scores during the quarter, enabling us to grow core customer deposits by over $500 million and decrease our reliance on non-customer funding sources," said President and CEO Andy Harmening. "Our strategic initiatives have also enabled us to deliver another quarter of balanced, high-quality loan growth. While we feel well positioned today, we recognize that the banking environment continues to evolve, and we look forward to sharing more details about the second phase of our strategic plan later this quarter.”

Third Quarter 2023 Highlights (all comparisons to the second quarter of 2023)
•Total period end commercial loans increased $68 million to $18.5 billion
•Total period end consumer loans increased $276 million to $11.7 billion
•Total period end deposits increased $109 million to $32.1 billion
•Quarterly net interest margin decreased 9 basis points to 2.71%
•Noninterest income increased $1 million to $67 million
•Noninterest expense increased $6 million to $196 million
•Provision for credit losses on loans remained flat at $22 million
•Net income available to common equity decreased $4 million to $80 million

Loans
Third quarter 2023 average total loans of $29.9 billion were up 2%, or $446 million, from the prior quarter and were up 10%, or $2.8 billion, from the same period last year. With respect to third quarter 2023 average balances by loan category:
•Commercial and business lending increased $86 million from the prior quarter and increased $793 million from the same period last year to $11.0 billion.
•Commercial real estate lending increased $17 million from the prior quarter and increased $545 million from the same period last year to $7.3 billion.
•Consumer lending increased $343 million from the prior quarter and increased $1.5 billion from the same period last year to $11.6 billion.

Third quarter 2023 period end total loans of $30.2 billion were up 1%, or $344 million, from the prior quarter and were up 9%, or $2.4 billion, from the same period last year. With respect to third quarter 2023 period end balances by loan category:
•Commercial and business lending increased $40 million from the prior quarter and increased $582 million from the same period last year to $11.2 billion.
•Commercial real estate lending increased $28 million from the prior quarter and increased $450 million from the same period last year to $7.3 billion.
•Consumer lending increased $276 million from the prior quarter and increased $1.3 billion from the same period last year to $11.7 billion.

In 2023, we now expect full-year total loan growth of 5% to 6%.

Deposits
Third quarter 2023 average deposits of $32.0 billion were up 2%, or $721 million, from the prior quarter and were up 11%, or $3.1 billion, from the same period last year. With respect to third quarter 2023 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $351 million from the prior quarter and decreased $1.8 billion from the same period last year to $6.3 billion.
•Savings increased $65 million from the prior quarter and increased $79 million from the same period last year to $4.8 billion.
•Interest-bearing demand deposits increased $315 million from the prior quarter and increased $392 million from the same period last year to $7.0 billion.
•Money market deposits decreased $450 million from the prior quarter and decreased $1.0 billion from the same period last year to $6.3 billion.
•Total time deposits increased $970 million from the prior quarter and increased $4.7 billion from the same period last year to $6.0 billion.
•Network transaction deposits increased $172 million from the prior quarter and increased $766 million from the same period last year to $1.6 billion.

Third quarter 2023 period end deposits of $32.1 billion were up $109 million from the prior quarter and were up 10%, or $2.9 billion, from the same period last year. With respect to third quarter 2023 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $143 million from the prior quarter and decreased $1.8 billion from the same period last year to $6.4 billion.
•Savings increased $59 million from the prior quarter and increased $128 million from the same period last year to $4.8 billion.
•Interest-bearing demand deposits increased $490 million from the prior quarter and increased $406 million from the same period last year to $7.5 billion.
•Money market deposits decreased $253 million from the prior quarter and decreased $641 million from the same period last year to $7.3 billion.
•Total time deposits decreased $45 million from the prior quarter and increased $4.8 billion from the same period last year to $6.1 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $49 million from the prior quarter and increased $785 million from the same period last year to $1.6 billion.

We continue to expect total core customer deposits (which excludes network transaction deposits and brokered CDs) to decrease by 3% in 2023 on a period end basis, with 2% growth in the second half of the year.

Net Interest Income and Net Interest Margin
Third quarter 2023 net interest income of $254 million decreased $4 million, or 1%, from the prior quarter and decreased $10 million, or 4%, from the same period last year. The net interest margin decreased to 2.71%, reflecting a 9 basis point decrease from the prior quarter and a 42 basis point decrease from the same period last year.
•The average yield on total loans for the third quarter of 2023 increased 19 basis points from the prior quarter and increased 190 basis points from the same period last year to 5.96%.
•The average cost of total interest-bearing liabilities for the third quarter of 2023 increased 30 basis points from the prior quarter and increased 255 basis points from the same period last year to 3.36%.
•The net free funds benefit for the third quarter of 2023 increased three basis points from the prior quarter and increased 49 basis points compared to the same period last year to 0.71%.
We now expect total net interest income growth of 8% to 10% in 2023.

Noninterest Income
Third quarter 2023 total noninterest income of $67 million increased $1 million, or 2%, from the prior quarter and decreased $4 million, or 6%, from the same period last year. With respect to third quarter 2023 noninterest income line items:
•Mortgage banking, net was $7 million for the third quarter, down $1 million from the prior quarter and up $4 million from the same period last year.

•Service charges and deposit account fees increased slightly from the prior quarter and decreased $2 million from the same period last year.
•Capital markets, net increased slightly from the prior quarter and decreased $2 million from the same period last year.
•Asset gains (losses) increased $1 million from the prior quarter and increased $1 million from the same period last year.

We continue to expect total noninterest income to compress by 8% to 10% in 2023.

Noninterest Expense
Third quarter 2023 total noninterest expense of $196 million increased $6 million, or 3%, from the prior quarter and increased slightly from the same period last year as we continued to invest in our strategic initiatives. With respect to third quarter 2023 noninterest expense line items:
•Personnel expense increased $3 million from the prior quarter and decreased $1 million from the same period last year.
•Technology expense increased $2 million from the prior quarter and increased $3 million from the same period last year.
•Occupancy expense increased $1 million from the prior quarter and increased slightly from the same period last year.

We continue to expect total noninterest expense growth of 3% to 4% in 2023, excluding any nonrecurring items incurred in the fourth quarter.

Taxes
The third quarter 2023 tax expense was $19 million compared to $24 million of tax expense in the prior quarter and $26 million of tax expense in the same period last year. The effective tax rate for the third quarter of 2023 was 18.9% compared to an effective tax rate of 21.3% in the prior quarter and an effective tax rate of 21.4% in the same period last year.
We continue to expect the 2023 effective tax rate to be between 20% and 21%, assuming no change in the statutory corporate tax rate.

Credit
The third quarter 2023 provision for credit losses on loans was $22 million, compared to a provision of $22 million in the prior quarter and a provision of $17 million in the same period last year. With respect to third quarter 2023 credit quality:

•Nonaccrual loans of $169 million were up $37 million from the prior quarter and up $52 million from the same period last year. The nonaccrual loans to total loans ratio was 0.56% in the third quarter, up from 0.44% in the prior quarter and up from 0.42% in the same period last year.
•Third quarter 2023 net charge offs of $18 million were up compared to net charge offs of $11 million in the prior quarter and were up compared to net charge offs of $2 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $381 million was up $4 million compared to the prior quarter and up $48 million compared to the same period last year. The ACLL to total loans ratio was 1.26% in the third quarter, flat with the prior quarter and up from 1.20% in the same period last year.

In 2023, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.55% at September 30, 2023. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 19, 2023. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2023 earnings call. The third quarter 2023 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $42 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	September 30, 2023	June 30, 2023	Seql Qtr $ Change	March 31, 2023	December 31, 2022	September 30, 2022	Comp Qtr $ Change
Assets
Cash and due from banks	$388,694	$407,620	$(18,926)	$311,269	$436,952	$386,231	$2,463
Interest-bearing deposits in other financial institutions	323,130	190,881	132,249	511,116	156,693	112,173	210,957
Federal funds sold and securities purchased under agreements to resell	965	31,160	(30,195)	455	27,810	4,015	(3,050)
Investment securities available for sale, at fair value	3,491,679	3,504,777	(13,098)	3,381,607	2,742,025	2,487,312	1,004,367
Investment securities held to maturity, net, at amortized cost	3,900,415	3,938,877	(38,462)	3,967,058	3,960,398	3,951,491	(51,076)
Equity securities	35,937	30,883	5,054	30,514	25,216	24,879	11,058
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	268,698	271,637	(2,939)	331,420	295,496	279,334	(10,636)
Residential loans held for sale	54,790	38,083	16,707	35,742	20,383	51,134	3,656
Commercial loans held for sale	—	15,000	(15,000)	33,490	—	—	—
Loans	30,193,187	29,848,904	344,283	29,207,072	28,799,569	27,817,280	2,375,907
Allowance for loan losses	(345,795)	(338,750)	(7,045)	(326,432)	(312,720)	(292,904)	(52,891)
Loans, net	29,847,392	29,510,153	337,239	28,880,640	28,486,849	27,524,376	2,323,016
Tax credit and other investments	256,905	263,583	(6,678)	269,269	276,773	275,247	(18,342)
Premises and equipment, net	373,017	374,866	(1,849)	375,540	376,906	379,462	(6,445)
Bank and corporate owned life insurance	679,775	678,578	1,197	677,328	676,530	677,129	2,646
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	42,674	44,877	(2,203)	47,079	49,282	51,485	(8,811)
Mortgage servicing rights, net	89,131	80,449	8,682	74,479	77,351	78,352	10,779
Interest receivable	171,119	159,185	11,934	152,404	144,449	115,782	55,337
Other assets	608,068	573,870	34,198	518,115	547,621	546,214	61,854
Total assets	$41,637,381	$41,219,473	$417,908	$40,702,519	$39,405,727	$38,049,607	$3,587,774
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,422,994	$6,565,666	$(142,672)	$7,328,689	$7,760,811	$8,224,579	$(1,801,585)
Interest-bearing deposits	25,700,332	25,448,743	251,589	23,003,134	21,875,343	20,974,003	4,726,329
Total deposits	32,123,326	32,014,409	108,917	30,331,824	29,636,154	29,198,581	2,924,745
Federal funds purchased and securities sold under agreements to repurchase	451,644	325,927	125,717	208,398	585,139	276,674	174,970
Commercial paper	—	15,327	(15,327)	18,210	20,798	7,687	(7,687)
FHLB advances	3,733,041	3,630,747	102,294	4,986,138	4,319,861	3,777,478	(44,437)
Other long-term funding	529,459	534,273	(4,814)	544,103	248,071	249,484	279,975
Allowance for unfunded commitments	34,776	38,276	(3,500)	39,776	38,776	39,776	(5,000)
Accrued expenses and other liabilities	637,491	537,640	99,851	448,407	541,438	545,976	91,515
Total liabilities	37,509,738	37,096,599	413,139	36,576,856	35,390,237	34,095,656	3,414,082
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	3,933,531	3,928,762	4,769	3,931,551	3,821,378	3,759,840	173,691
Total stockholders’ equity	4,127,643	4,122,874	4,769	4,125,663	4,015,490	3,953,952	173,691
Total liabilities and stockholders’ equity	$41,637,381	$41,219,473	$417,908	$40,702,519	$39,405,727	$38,049,607	$3,587,774
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	3Q23	3Q22	$ Change	% Change	Sep 2023	Sep 2022	$ Change	% Change
Interest income
Interest and fees on loans	$447,912	$275,666	$172,246	62%	$1,262,538	$643,239	$619,299	96%
Interest and dividends on investment securities
Taxable	38,210	19,221	18,989	99%	104,197	54,009	50,188	93%
Tax-exempt	15,941	16,538	(597)	(4)%	47,960	49,025	(1,065)	(2)%
Other interest	6,575	3,284	3,291	100%	17,990	7,696	10,294	134%
Total interest income	508,637	314,708	193,929	62%	1,432,685	753,969	678,716	90%
Interest expense
Interest on deposits	193,131	26,000	167,131	N/M	464,749	37,590	427,159	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	3,100	756	2,344	N/M	8,504	1,200	7,304	N/M
Interest on other short-term funding	—	1	(1)	(100)%	1	2	(1)	(50)%
Interest on FHLB Advances	48,143	20,792	27,351	132%	147,365	38,663	108,702	N/M
Interest on long-term funding	10,019	2,722	7,297	N/M	25,895	8,182	17,713	N/M
Total interest expense	254,394	50,270	204,124	N/M	646,514	85,637	560,877	N/M
Net interest income	254,244	264,439	(10,195)	(4)%	786,171	668,332	117,839	18%
Provision for credit losses	21,943	16,998	4,945	29%	62,014	13,006	49,008	N/M
Net interest income after provision for credit losses	232,301	247,440	(15,139)	(6)%	724,157	655,326	68,831	11%
Noninterest income
Wealth management fees	20,828	19,984	844	4%	61,499	63,719	(2,220)	(3)%
Service charges and deposit account fees	12,864	15,029	(2,165)	(14)%	38,230	48,392	(10,162)	(21)%
Card-based fees	11,510	11,479	31	—%	33,492	32,847	645	2%
Other fee-based revenue	4,509	4,487	22	—%	13,249	12,613	636	5%
Capital markets, net	5,368	7,675	(2,307)	(30)%	15,544	24,331	(8,787)	(36)%
Mortgage banking, net	6,501	2,098	4,403	N/M	17,814	16,635	1,179	7%
Bank and corporate owned life insurance	2,047	1,827	220	12%	6,882	8,004	(1,122)	(14)%
Asset gains (losses), net	625	18	607	N/M	590	1,883	(1,293)	(69)%
Investment securities gains (losses), net	(11)	5,664	(5,675)	N/M	55	5,676	(5,621)	(99)%
Other	2,339	2,527	(188)	(7)%	6,841	6,613	228	3%
Total noninterest income	66,579	70,788	(4,209)	(6)%	194,195	220,713	(26,518)	(12)%
Noninterest expense
Personnel	117,159	118,243	(1,084)	(1)%	347,669	335,720	11,949	4%
Technology	26,172	22,694	3,478	15%	73,990	65,401	8,589	13%
Occupancy	14,125	13,717	408	3%	42,775	43,948	(1,173)	(3)%
Business development and advertising	7,100	6,778	322	5%	20,054	17,388	2,666	15%
Equipment	5,016	4,921	95	2%	14,921	14,841	80	1%
Legal and professional	4,461	4,159	302	7%	13,149	14,118	(969)	(7)%
Loan and foreclosure costs	2,049	1,631	418	26%	4,822	5,121	(299)	(6)%
FDIC assessment	9,150	5,800	3,350	58%	25,575	16,300	9,275	57%
Other intangible amortization	2,203	2,203	—	—%	6,608	6,608	—	—%
Other	8,771	15,645	(6,874)	(44)%	24,726	31,057	(6,331)	(20)%
Total noninterest expense	196,205	195,791	414	—%	574,291	550,503	23,788	4%
Income before income taxes	102,674	122,438	(19,764)	(16)%	344,061	325,536	18,525	6%
Income tax expense	19,426	26,163	(6,737)	(26)%	70,299	68,176	2,123	3%
Net income	83,248	96,275	(13,027)	(14)%	273,762	257,360	16,402	6%
Preferred stock dividends	2,875	2,875	—	—%	8,625	8,625	—	—%
Net income available to common equity	$80,373	$93,400	$(13,027)	(14)%	$265,137	$248,735	$16,402	7%
Earnings per common share
Basic	$0.53	$0.62	$(0.09)	(15)%	$1.76	$1.66	$0.10	6%
Diluted	$0.53	$0.62	$(0.09)	(15)%	$1.75	$1.65	$0.10	6%
Average common shares outstanding
Basic	150,035	149,321	714	—%	149,929	149,063	866	1%
Diluted	151,014	150,262	752	1%	150,971	150,205	766	1%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q23	2Q23	$ Change	% Change	1Q23	4Q22	3Q22	$ Change	% Change
Interest income
Interest and fees on loans	$447,912	$423,307	$24,605	6%	$391,320	$349,403	$275,666	$172,246	62%
Interest and dividends on investment securities
Taxable	38,210	35,845	2,365	7%	30,142	21,435	19,221	18,989	99%
Tax-exempt	15,941	15,994	(53)	—%	16,025	16,666	16,538	(597)	(4)%
Other interest	6,575	6,086	489	8%	5,329	3,779	3,284	3,291	100%
Total interest income	508,637	481,231	27,406	6%	442,817	391,283	314,708	193,929	62%
Interest expense
Interest on deposits	193,131	162,196	30,935	19%	109,422	60,719	26,000	167,131	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	3,100	2,261	839	37%	3,143	2,280	756	2,344	N/M
Interest on other short-term funding	—	—	—	N/M	—	—	1	(1)	(100)%
Interest on FHLB advances	48,143	49,261	(1,118)	(2)%	49,960	36,824	20,792	27,351	132%
Interest on long-term funding	10,019	9,596	423	4%	6,281	2,470	2,722	7,297	N/M
Total interest expense	254,394	223,314	31,080	14%	168,807	102,294	50,270	204,124	N/M
Net interest income	254,244	257,917	(3,673)	(1)%	274,010	288,989	264,439	(10,195)	(4)%
Provision for credit losses	21,943	22,100	(157)	(1)%	17,971	19,992	16,998	4,945	29%
Net interest income after provision for credit losses	232,301	235,817	(3,516)	(1)%	256,039	268,997	247,440	(15,139)	(6)%
Noninterest income
Wealth management fees	20,828	20,483	345	2%	20,189	20,403	19,984	844	4%
Service charges and deposit account fees	12,864	12,372	492	4%	12,994	13,918	15,029	(2,165)	(14)%
Card-based fees	11,510	11,396	114	1%	10,586	11,167	11,479	31	—%
Other fee-based revenue	4,509	4,465	44	1%	4,276	3,290	4,487	22	—%
Capital markets, net	5,368	5,093	275	5%	5,083	5,586	7,675	(2,307)	(30)%
Mortgage banking, net	6,501	7,768	(1,267)	(16)%	3,545	2,238	2,098	4,403	N/M
Bank and corporate owned life insurance	2,047	2,172	(125)	(6)%	2,664	3,427	1,827	220	12%
Asset gains (losses), net	625	(299)	924	N/M	263	(545)	18	607	N/M
Investment securities gains (losses), net	(11)	14	(25)	N/M	51	(1,930)	5,664	(5,675)	N/M
Other	2,339	2,080	259	12%	2,422	4,102	2,527	(188)	(7)%
Total noninterest income	66,579	65,543	1,036	2%	62,073	61,657	70,788	(4,209)	(6)%
Noninterest expense
Personnel	117,159	114,089	3,070	3%	116,420	118,381	118,243	(1,084)	(1)%
Technology	26,172	24,220	1,952	8%	23,598	25,299	22,694	3,478	15%
Occupancy	14,125	13,587	538	4%	15,063	15,846	13,717	408	3%
Business development and advertising	7,100	7,106	(6)	—%	5,849	8,136	6,778	322	5%
Equipment	5,016	4,975	41	1%	4,930	4,791	4,921	95	2%
Legal and professional	4,461	4,831	(370)	(8)%	3,857	4,132	4,159	302	7%
Loan and foreclosure costs	2,049	1,635	414	25%	1,138	804	1,631	418	26%
FDIC assessment	9,150	9,550	(400)	(4)%	6,875	6,350	5,800	3,350	58%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	8,771	8,476	295	3%	7,479	10,618	15,645	(6,874)	(44)%
Total noninterest expense	196,205	190,673	5,532	3%	187,412	196,560	195,791	414	—%
Income before income taxes	102,674	110,687	(8,013)	(7)%	130,700	134,094	122,438	(19,764)	(16)%
Income tax expense	19,426	23,533	(4,107)	(17)%	27,340	25,332	26,163	(6,737)	(26)%
Net income	83,248	87,154	(3,906)	(4)%	103,360	108,762	96,275	(13,027)	(14)%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income available to common equity	$80,373	$84,279	$(3,906)	(5)%	$100,485	$105,887	$93,400	$(13,027)	(14)%
Earnings per common share
Basic	$0.53	$0.56	$(0.03)	(5)%	$0.67	$0.70	$0.62	$(0.09)	(15)%
Diluted	$0.53	$0.56	$(0.03)	(5)%	$0.66	$0.70	$0.62	$(0.09)	(15)%
Average common shares outstanding
Basic	150,035	149,986	49	—%	149,763	149,454	149,321	714	—%
Diluted	151,014	150,870	144	—%	151,128	150,886	150,262	752	1%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Sep 2023	YTD Sep 2022	3Q23	2Q23	1Q23	4Q22	3Q22
Per common share data
Dividends	$0.63	$0.60	$0.21	$0.21	$0.21	$0.21	$0.20
Market value:
High	24.18	25.71	19.21	18.45	24.18	25.13	21.87
Low	14.48	17.63	16.22	14.48	17.66	20.54	17.63
Close			17.11	16.23	17.98	23.09	20.08
Book value / share			26.06	26.03	26.06	25.40	25.01
Tangible book value / share			18.46	18.41	18.42	17.73	17.32
Performance ratios (annualized)
Return on average assets	0.91%	0.95%	0.80%	0.86%	1.06%	1.12%	1.02%
Noninterest expense / average assets	1.90%	2.04%	1.90%	1.89%	1.92%	2.03%	2.08%
Effective tax rate	20.43%	20.94%	18.92%	21.26%	20.92%	18.89%	21.37%
Dividend payout ratio(a)	35.80%	36.14%	39.62%	37.50%	31.34%	30.00%	32.26%
Net interest margin	2.86%	2.77%	2.71%	2.80%	3.07%	3.31%	3.13%
Selected trend information
Average full time equivalent employees(b)	4,222	4,101	4,220	4,227	4,219	4,169	4,182
Branch count			202	202	202	202	215
Assets under management, at market value(c)			$12,543	$12,995	$12,412	$11,843	$11,142
Mortgage loans originated for sale during period	$283	$536	$115	$99	$69	$64	$132
Mortgage loan settlements during period	$255	$620	$103	$97	$55	$95	$120
Mortgage portfolio serviced for others			$6,452	$6,525	$6,612	$6,712	$6,800
Mortgage servicing rights, net / mortgage portfolio serviced for others			1.38%	1.23%	1.13%	1.15%	1.15%
Shares outstanding, end of period			150,951	150,919	150,886	150,444	150,328
Selected quarterly ratios
Loans / deposits			93.99%	93.24%	96.29%	97.18%	95.27%
Stockholders’ equity / assets			9.91%	10.00%	10.14%	10.19%	10.39%
Risk-based capital(d)(e)
Total risk-weighted assets			$33,497	$33,146	$32,648	$32,472	$31,406
Common equity Tier 1			$3,197	$3,143	$3,086	$3,036	$2,956
Common equity Tier 1 capital ratio			9.55%	9.48%	9.45%	9.35%	9.41%
Tier 1 capital ratio			10.12%	10.07%	10.05%	9.95%	10.03%
Total capital ratio			12.25%	12.22%	12.22%	11.33%	11.41%
Tier 1 leverage ratio			8.42%	8.40%	8.46%	8.59%	8.66%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(e)September 30, 2023 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$338,750	$326,432	4%	$312,720	$292,904	$280,771	21%
Provision for loan losses	25,500	23,500	9%	17,000	21,000	14,000	82%
Charge offs	(20,535)	(14,855)	38%	(5,501)	(2,982)	(3,346)	N/M
Recoveries	2,079	3,674	(43)%	2,212	1,798	1,478	41%
Net (charge offs) recoveries	(18,455)	(11,181)	65%	(3,289)	(1,183)	(1,867)	N/M
Balance at end of period	$345,795	$338,750	2%	$326,432	$312,720	$292,904	18%
Allowance for unfunded commitments
Balance at beginning of period	$38,276	$39,776	(4)%	$38,776	$39,776	$36,776	4%
Provision for unfunded commitments	(3,500)	(1,500)	133%	1,000	(1,000)	3,000	N/M
Balance at end of period	$34,776	$38,276	(9)%	$39,776	$38,776	$39,776	(13)%
Allowance for credit losses on loans (ACLL)	$380,571	$377,027	1%	$366,208	$351,496	$332,680	14%
Provision for credit losses on loans	$22,000	$22,000	—%	$18,000	$20,000	$17,000	29%
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(16,558)	$(11,177)	48%	$(1,759)	$278	$(897)	N/M
Commercial real estate—owner occupied	2	3	(33)%	3	3	3	(33)%
Commercial and business lending	(16,556)	(11,174)	48%	(1,756)	281	(894)	N/M
Commercial real estate—investor	272	2,276	(88)%	—	—	—	N/M
Real estate construction	18	(18)	N/M	18	16	9	100%
Commercial real estate lending	290	2,257	(87)%	18	16	9	N/M
Total commercial	(16,266)	(8,917)	82%	(1,738)	297	(885)	N/M
Residential mortgage	(22)	(283)	(92)%	(53)	(125)	(42)	(48)%
Auto finance	(1,269)	(1,048)	21%	(957)	(768)	(165)	N/M
Home equity	128	183	(30)%	340	123	(101)	N/M
Other consumer	(1,027)	(1,117)	(8)%	(881)	(711)	(675)	52%
Total consumer	(2,189)	(2,264)	(3)%	(1,550)	(1,480)	(983)	123%
Total net (charge offs) recoveries	$(18,455)	$(11,181)	65%	$(3,289)	$(1,183)	$(1,867)	N/M
(In basis points)	Sep 30, 2023	Jun 30, 2023		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(66)	(46)		(7)	1	(4)
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	(60)	(41)		(7)	1	(3)
Commercial real estate—investor	2	18		—	—	—
Real estate construction	—	—		—	—	—
Commercial real estate lending	2	12		—	—	—
Total commercial	(35)	(20)		(4)	1	(2)
Residential mortgage	—	(1)		—	(1)	—
Auto finance	(27)	(25)		(26)	(24)	(7)
Home equity	8	12		22	8	(7)
Other consumer	(148)	(163)		(125)	(95)	(89)
Total consumer	(7)	(8)		(6)	(6)	(4)
Total net (charge offs) recoveries	(25)	(15)		(5)	(2)	(3)
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Credit quality
Nonaccrual loans	$168,558	$131,278	28%	$117,569	$111,467	$116,406	45%
Other real estate owned (OREO)	8,452	7,575	12%	15,184	14,784	16,373	(48)%
Repossessed assets	$658	$348	89%	$92	$215	$299	120%
Total nonperforming assets	$177,668	$139,201	28%	$132,845	$126,466	$133,078	34%
Loans 90 or more days past due and still accruing	$2,156	$1,726	25%	$1,703	$1,728	$1,417	52%
Allowance for credit losses on loans to total loans	1.26%	1.26%		1.25%	1.22%	1.20%
Allowance for credit losses on loans to nonaccrual loans	225.78%	287.20%		311.48%	315.34%	285.79%
Nonaccrual loans to total loans	0.56%	0.44%		0.40%	0.39%	0.42%
Nonperforming assets to total loans plus OREO and repossessed assets	0.59%	0.47%		0.45%	0.44%	0.48%
Nonperforming assets to total assets	0.43%	0.34%		0.33%	0.32%	0.35%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.15%	0.10%		0.05%	—%	—%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$74,812	$34,907	114%	$22,735	$14,329	$15,576	N/M
Commercial real estate—owner occupied	3,936	1,444	173%	1,478	—	—	N/M
Commercial and business lending	78,748	36,352	117%	24,213	14,329	15,576	N/M
Commercial real estate—investor	10,882	22,068	(51)%	25,122	29,380	37,479	(71)%
Real estate construction	103	125	(18)%	178	105	141	(27)%
Commercial real estate lending	10,985	22,193	(51)%	25,300	29,485	37,620	(71)%
Total commercial	89,732	58,544	53%	49,513	43,814	53,196	69%
Residential mortgage	66,153	61,718	7%	58,274	58,480	55,485	19%
Auto finance	4,533	3,065	48%	2,436	1,490	302	N/M
Home equity	7,917	7,788	2%	7,246	7,487	7,325	8%
Other consumer	222	163	36%	100	197	98	127%
Total consumer	78,826	72,733	8%	68,056	67,654	63,210	25%
Total nonaccrual loans	$168,558	$131,278	28%	$117,569	$111,467	$116,406	45%
	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$234	$168	39%	$47	$12,453	$14,829	N/A
Commercial real estate—owner occupied	—	—	N/M	—	316	369	N/A
Commercial and business lending	234	168	39%	47	12,769	15,198	N/A
Commercial real estate—investor	—	—	N/M	—	128	733	N/A
Real estate construction	—	—	N/M	—	195	165	N/A
Commercial real estate lending	—	—	N/M	—	324	898	N/A
Total commercial	234	168	39%	47	13,093	16,097	N/A
Residential mortgage	207	126	64%	126	16,829	16,169	N/A
Auto finance	169	80	111%	61	—	—	N/A
Home equity	236	78	N/M	31	2,148	2,103	N/A
Other consumer	1,243	988	26%	498	798	764	N/A
Total consumer	1,855	1,271	46%	716	19,775	19,036	N/A
Total restructured loans (accruing)	$2,089	$1,439	45%	$763	$32,868	$35,132	N/A
Nonaccrual restructured loans (included in nonaccrual loans)	$961	$796	21%	$341	$20,127	$21,650	N/A
	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$1,507	$12,005	(87)%	$4,239	$6,283	$1,861	(19)%
Commercial real estate—owner occupied	1,877	1,484	26%	2,955	230	—	N/M
Commercial and business lending	3,384	13,489	(75)%	7,195	6,512	1,861	82%
Commercial real estate—investor	10,121	—	N/M	—	1,067	—	N/M
Real estate construction	10	76	(87)%	—	39	43	(77)%
Commercial real estate lending	10,131	76	N/M	—	1,105	43	N/M
Total commercial	13,515	13,565	—%	7,195	7,618	1,904	N/M
Residential mortgage	11,652	8,961	30%	7,626	9,874	6,517	79%
Auto finance	16,688	11,429	46%	8,640	9,408	6,206	169%
Home equity	3,687	4,030	(9)%	4,113	5,607	4,234	(13)%
Other consumer	1,880	2,025	(7)%	1,723	1,610	1,592	18%
Total consumer	33,908	26,444	28%	22,102	26,499	18,549	83%
Total accruing loans 30-89 days past due	$47,422	$40,008	19%	$29,297	$34,117	$20,452	132%
	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Potential problem loans
Commercial and industrial	$207,237	$205,228	1%	$135,047	$136,549	$108,556	91%
Commercial real estate—owner occupied	27,792	29,396	(5)%	32,077	34,422	28,287	(2)%
Commercial and business lending	235,029	234,624	—%	167,124	170,971	136,843	72%
Commercial real estate—investor	148,840	106,662	40%	89,653	92,535	117,982	26%
Real estate construction	—	—	N/M	—	970	—	N/M
Commercial real estate lending	148,840	106,662	40%	89,653	93,505	117,982	26%
Total commercial	383,869	341,286	12%	256,776	264,476	254,825	51%
Residential mortgage	1,247	1,646	(24)%	1,684	1,978	2,845	(56)%
Home equity	236	240	(2)%	244	197	185	28%
Total consumer	1,483	1,886	(21)%	1,928	2,175	3,030	(51)%
Total potential problem loans	$385,352	$343,173	12%	$258,704	$266,651	$257,855	49%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) On January 1, 2023, the Corporation adopted ASU 2022-02. Under this update, troubled debt restructurings were eliminated and replaced with a modified loan classification. As a result, amounts reported for 2023 periods will not be comparable to amounts reported for 2022 periods.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,985,584	$194,956	7.04%	$10,899,337	$184,080	6.77%	$10,192,463	$110,215	4.29%
Commercial real estate lending	7,312,645	134,370	7.29%	7,295,367	127,967	7.04%	6,768,054	78,887	4.62%
Total commercial	18,298,229	329,326	7.14%	18,194,703	312,047	6.88%	16,960,517	189,101	4.42%
Residential mortgage	8,807,157	74,643	3.39%	8,701,496	72,056	3.31%	8,223,531	64,069	3.12%
Auto finance	1,884,540	24,074	5.07%	1,654,523	19,701	4.78%	969,918	9,170	3.75%
Other retail	894,685	20,534	9.15%	887,574	20,135	9.08%	901,738	13,868	6.13%
Total loans	29,884,611	448,577	5.96%	29,438,297	423,939	5.77%	27,055,703	276,209	4.06%
Investment securities
Taxable	5,407,299	38,210	2.83%	5,304,381	35,845	2.70%	4,328,586	19,221	1.78%
Tax-exempt(a)	2,300,488	20,085	3.49%	2,314,825	20,152	3.48%	2,435,957	20,838	3.42%
Other short-term investments	483,211	6,575	5.40%	511,487	6,086	4.77%	378,528	3,284	3.45%
Investments and other	8,190,998	64,870	3.16%	8,130,693	62,083	3.05%	7,143,071	43,342	2.42%
Total earning assets	38,075,608	$513,447	5.36%	37,568,991	$486,022	5.18%	34,198,774	$319,551	3.72%
Other assets, net	3,000,371			2,989,321			3,073,005
Total assets	$41,075,980			$40,558,311			$37,271,779
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,814,499	$18,592	1.53%	$4,749,808	$15,160	1.28%	$4,735,285	$516	0.04%
Interest-bearing demand	6,979,071	41,980	2.39%	6,663,775	34,961	2.10%	6,587,404	10,306	0.62%
Money market	6,294,083	45,034	2.84%	6,743,810	43,529	2.59%	7,328,165	9,474	0.51%
Network transaction deposits	1,639,619	22,008	5.33%	1,468,006	18,426	5.03%	873,168	4,716	2.14%
Time deposits	5,955,741	65,517	4.36%	4,985,949	50,119	4.03%	1,230,859	989	0.32%
Total interest-bearing deposits	25,683,013	193,131	2.98%	24,611,348	162,196	2.64%	20,754,882	26,000	0.50%
Federal funds purchased and securities sold under agreements to repurchase	320,518	3,100	3.84%	285,754	2,261	3.17%	380,674	756	0.79%
Commercial paper	5,041	—	0.01%	12,179	—	0.01%	18,308	1	0.01%
FHLB advances	3,460,827	48,143	5.52%	3,796,106	49,261	5.20%	3,283,328	20,792	2.51%
Long-term funding	533,744	10,019	7.51%	543,003	9,596	7.07%	249,838	2,722	4.36%
Total short and long-term funding	4,320,130	61,263	5.63%	4,637,042	61,118	5.28%	3,932,149	24,270	2.45%
Total interest-bearing liabilities	30,003,143	$254,394	3.36%	29,248,389	$223,314	3.06%	24,687,031	$50,270	0.81%
Noninterest-bearing demand deposits	6,318,781			6,669,787			8,119,475
Other liabilities	622,004			511,074			480,672
Stockholders’ equity	4,132,052			4,129,061			3,984,602
Total liabilities and stockholders’ equity	$41,075,980			$40,558,311			$37,271,779
Interest rate spread			2.00%			2.12%			2.91%
Net free funds			0.71%			0.68%			0.22%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$259,053	2.71%		$262,708	2.80%		$269,281	3.13%
Fully tax-equivalent adjustment		4,810			4,791			4,843
Net interest income		$254,244			$257,917			$264,439
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2023			2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,835,003	$546,210	6.74%	$9,623,927	$236,971	3.29%
Commercial real estate lending	7,286,627	381,425	7.00%	6,438,335	176,006	3.65%
Total commercial	18,121,629	927,634	6.84%	16,062,262	412,977	3.44%
Residential mortgage	8,698,542	217,410	3.33%	7,920,382	177,906	2.99%
Auto finance	1,677,838	60,233	4.80%	657,150	17,837	3.63%
Other retail	895,371	59,163	8.82%	888,241	35,900	5.40%
Total loans	29,393,380	1,264,441	5.75%	25,528,036	644,621	3.37%
Investment securities
Taxable	5,209,845	104,197	2.67%	4,371,244	54,009	1.65%
Tax-exempt (a)	2,314,838	60,429	3.48%	2,416,064	61,771	3.41%
Other short-term investments	495,883	17,990	4.85%	625,748	7,696	1.64%
Investments and other	8,020,566	182,616	3.03%	7,413,056	123,477	2.22%
Total earning assets	37,413,946	$1,447,057	5.17%	32,941,092	$768,098	3.11%
Other assets, net	3,005,220			3,134,678
Total assets	$40,419,166			$36,075,770
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,743,526	$43,611	1.23%	$4,650,105	$1,427	0.04%
Interest-bearing demand	6,819,714	106,860	2.09%	6,573,680	14,307	0.29%
Money market	6,853,545	130,201	2.54%	7,090,960	12,642	0.24%
Network transaction deposits	1,420,042	53,259	5.01%	795,059	6,460	1.09%
Time deposits	4,447,813	130,818	3.93%	1,266,116	2,754	0.29%
Total interest-bearing deposits	24,284,640	464,749	2.56%	20,375,920	37,590	0.25%
Federal funds purchased and securities sold under agreements to repurchase	344,950	8,504	3.30%	376,687	1,200	0.43%
Commercial paper	11,475	1	0.01%	23,106	2	0.01%
FHLB advances	3,834,247	147,365	5.14%	2,445,486	38,663	2.11%
Long-term funding	495,434	25,895	6.97%	249,759	8,182	4.37%
Total short and long-term funding	4,686,106	181,765	5.18%	3,095,039	48,047	2.07%
Total interest-bearing liabilities	28,970,746	$646,514	2.98%	23,470,959	$85,637	0.49%
Noninterest-bearing demand deposits	6,772,521			8,189,067
Other liabilities	567,938			446,249
Stockholders’ equity	4,107,961			3,969,495
Total liabilities and stockholders’ equity	$40,419,166			$36,075,770
Interest rate spread			2.19%			2.62%
Net free funds			0.67%			0.15%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$800,543	2.86%		$682,461	2.77%
Fully tax-equivalent adjustment		14,372			14,129
Net interest income		$786,171			$668,332
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Commercial and industrial	$10,099,068	$10,055,487	—%	$9,869,781	$9,759,454	$9,571,925	6%
Commercial real estate—owner occupied	1,054,969	1,058,237	—%	1,050,236	991,722	999,786	6%
Commercial and business lending	11,154,037	11,113,724	—%	10,920,017	10,751,176	10,571,711	6%
Commercial real estate—investor	5,218,980	5,312,928	(2)%	5,094,249	5,080,344	5,064,289	3%
Real estate construction	2,130,719	2,009,060	6%	2,147,070	2,155,222	1,835,159	16%
Commercial real estate lending	7,349,699	7,321,988	—%	7,241,318	7,235,565	6,899,449	7%
Total commercial	18,503,736	18,435,711	—%	18,161,335	17,986,742	17,471,159	6%
Residential mortgage	8,782,645	8,746,345	—%	8,605,164	8,511,550	8,314,902	6%
Auto finance	2,007,164	1,777,974	13%	1,551,538	1,382,073	1,117,136	80%
Home equity	623,650	615,506	1%	609,787	624,353	612,608	2%
Other consumer	275,993	273,367	1%	279,248	294,851	301,475	(8)%
Total consumer	11,689,451	11,413,193	2%	11,045,737	10,812,828	10,346,121	13%
Total loans	$30,193,187	$29,848,904	1%	$29,207,072	$28,799,569	$27,817,280	9%
Period end deposit and customer funding composition	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,422,994	$6,565,666	(2)%	$7,328,689	$7,760,811	$8,224,579	(22)%
Savings	4,836,735	4,777,415	1%	4,730,472	4,604,848	4,708,720	3%
Interest-bearing demand	7,528,154	7,037,959	7%	6,977,121	7,100,727	7,122,218	6%
Money market	7,268,506	7,521,930	(3)%	8,357,625	8,239,610	7,909,232	(8)%
Brokered CDs	3,351,399	3,818,325	(12)%	1,185,565	541,916	—	N/M
Other time deposits	2,715,538	2,293,114	18%	1,752,351	1,388,242	1,233,833	120%
Total deposits	32,123,326	32,014,409	—%	30,331,824	29,636,154	29,198,581	10%
Other customer funding(a)	151,644	170,873	(11)%	226,258	261,767	283,856	(47)%
Total deposits and other customer funding	$32,274,971	$32,185,282	—%	$30,558,081	$29,897,921	$29,482,437	9%
Network transaction deposits(b)	$1,649,389	$1,600,619	3%	$1,273,420	$979,003	$864,086	91%
Net deposits and other customer funding(c)	$27,274,183	$26,766,338	2%	$28,099,096	$28,377,001	$28,618,351	(5)%
Quarter average loan composition	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Commercial and industrial	$9,927,271	$9,831,956	1%	$9,600,838	$9,528,180	$9,221,970	8%
Commercial real estate—owner occupied	1,058,313	1,067,381	(1)%	1,015,187	1,001,805	970,493	9%
Commercial and business lending	10,985,584	10,899,337	1%	10,616,026	10,529,984	10,192,463	8%
Commercial real estate—investor	5,205,626	5,206,430	—%	5,093,122	5,048,419	4,891,530	6%
Real estate construction	2,107,018	2,088,937	1%	2,158,072	2,013,986	1,876,524	12%
Commercial real estate lending	7,312,645	7,295,367	—%	7,251,193	7,062,405	6,768,054	8%
Total commercial	18,298,229	18,194,703	1%	17,867,219	17,592,389	16,960,517	8%
Residential mortgage	8,807,157	8,701,496	1%	8,584,528	8,443,661	8,223,531	7%
Auto finance	1,884,540	1,654,523	14%	1,490,115	1,244,436	969,918	94%
Home equity	619,423	612,045	1%	618,724	619,044	601,821	3%
Other consumer	275,262	275,530	—%	285,232	295,804	299,917	(8)%
Total consumer	11,586,382	11,243,594	3%	10,978,599	10,602,945	10,095,186	15%
Total loans(d)	$29,884,611	$29,438,297	2%	$28,845,818	$28,195,334	$27,055,703	10%
Quarter average deposit composition	Sep 30, 2023	Jun 30, 2023	Seql Qtr % Change	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,318,781	$6,669,787	(5)%	$7,340,219	$8,088,435	$8,119,475	(22)%
Savings	4,814,499	4,749,808	1%	4,664,624	4,660,696	4,735,285	2%
Interest-bearing demand	6,979,071	6,663,775	5%	6,814,487	6,831,213	6,587,404	6%
Money market	6,294,083	6,743,810	(7)%	7,536,393	7,382,793	7,328,165	(14)%
Network transaction deposits	1,639,619	1,468,006	12%	1,147,089	901,168	873,168	88%
Brokered CDs	3,428,711	3,001,775	14%	810,889	190,406	734	N/M
Other time deposits	2,527,030	1,984,174	27%	1,551,371	1,272,797	1,230,126	105%
Total deposits	32,001,794	31,281,134	2%	29,865,072	29,327,509	28,874,357	11%
Other customer funding(a)	164,289	196,051	(16)%	245,349	306,122	326,324	(50)%
Total deposits and other customer funding	$32,166,082	$31,477,186	2%	$30,110,421	$29,633,631	$29,200,680	10%
Net deposits and other customer funding(c)	$27,097,752	$27,007,405	—%	$28,152,443	$28,542,056	$28,326,779	(4)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Sep 2023	Sep 2022	3Q23	2Q23	1Q23	4Q22	3Q22
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			6.88%	6.94%	7.03%	6.97%	7.06%
Return on average equity	8.91%	8.67%	7.99%	8.47%	10.32%	10.81%	9.59%
Return on average tangible common equity	13.07%	12.96%	11.67%	12.38%	15.26%	16.15%	14.32%
Return on average common equity Tier 1	11.41%	11.60%	10.08%	10.88%	13.38%	14.04%	12.69%
Return on average tangible assets	0.95%	1.00%	0.84%	0.90%	1.11%	1.18%	1.08%
Average stockholders' equity / average assets	10.16%	11.00%	10.06%	10.18%	10.26%	10.40%	10.69%
Tangible common equity reconciliation(a)
Common equity			$3,934	$3,929	$3,932	$3,821	$3,760
Goodwill and other intangible assets, net			(1,148)	(1,150)	(1,152)	(1,154)	(1,156)
Tangible common equity			$2,786	$2,779	$2,779	$2,667	$2,603
Tangible assets reconciliation(a)
Total assets			$41,637	$41,219	$40,703	$39,406	$38,050
Goodwill and other intangible assets, net			(1,148)	(1,150)	(1,152)	(1,154)	(1,156)
Tangible assets			$40,490	$40,070	$39,550	$38,251	$36,893
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$3,914	$3,776	$3,938	$3,935	$3,868	$3,798	$3,791
Goodwill and other intangible assets, net	(1,151)	(1,160)	(1,149)	(1,151)	(1,153)	(1,155)	(1,158)
Tangible common equity	2,763	2,616	2,789	2,784	2,715	2,642	2,634
Modified CECL transitional amount	45	67	45	45	45	67	67
Accumulated other comprehensive loss	271	147	302	252	259	254	190
Deferred tax assets, net	28	36	28	28	28	29	30
Average common equity Tier 1	$3,107	$2,867	$3,164	$3,108	$3,047	$2,993	$2,921
Average tangible assets reconciliation(a)
Total assets	$40,419	$36,076	$41,076	$40,558	$39,607	$38,385	$37,272
Goodwill and other intangible assets, net	(1,151)	(1,160)	(1,149)	(1,151)	(1,153)	(1,155)	(1,158)
Tangible assets	$39,268	$34,916	$39,927	$39,407	$38,454	$37,230	$36,114
Adjusted net income reconciliation(b)
Net income	$274	$257	$83	$87	$103	$109	$96
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income	$279	$262	$85	$89	$105	$110	$98
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$265	$249	$80	$84	$100	$106	$93
Other intangible amortization, net of tax	5	5	2	2	2	2	2
Adjusted net income available to common equity	$270	$254	$82	$86	$102	$108	$95
Selected trend information(d)
Wealth management fees	$61	$64	$21	$20	$20	$20	$20
Service charges and deposit account fees	38	48	13	12	13	14	15
Card-based fees	33	33	12	11	11	11	11
Other fee-based revenue	13	13	5	4	4	3	4
Fee-based revenue	146	158	50	49	48	49	51
Other	48	63	17	17	14	13	20
Total noninterest income	$194	$221	$67	$66	$62	$62	$71
Pre-tax pre-provision income(e)
Income before income taxes	$344	$326	$103	$111	$131	$134	$122
Provision for credit losses	62	13	22	22	18	20	17
Pre-tax pre-provision income	$406	$339	$125	$133	$149	$154	$139
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	58.17%	62.32%	60.06%	58.49%	56.07%	55.47%	60.32%
Fully tax-equivalent adjustment	(0.84)%	(0.98)%	(0.89)%	(0.85)%	(0.79)%	(0.77)%	(0.87)%
Other intangible amortization	(0.67)%	(0.75)%	(0.69)%	(0.68)%	(0.66)%	(0.62)%	(0.67)%
Fully tax-equivalent efficiency ratio	56.67%	60.60%	58.50%	56.96%	54.64%	54.08%	58.79%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net.